UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SiRF Technology Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A amends and restates the definitive proxy statement for the SiRF Technology Holdings, Inc. (SiRF) 2008 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission and first mailed to our stockholders on March 26, 2008 (Proxy Statement). After the mailing but prior to May 6, 2008, the original meeting date (Original Meeting), we noted an error with our record date. Our Board of Directors postponed the Original Meeting and set a new meeting date of August 19, 2008 and new record date of June 23, 2008. In addition, after the mailing of the Proxy Statement Mr. Michael Canning resigned as our President and Chief Executive Officer. As a result, Mr. Moiz Beguwala is standing for re-election as a Class I director.

We are hereby amending and restating the Proxy Statement to reflect (1) the new meeting and record date, (2) Mr. Beguwala standing for re-election as a Class I director, (3) the resignation of Mr. Canning and Mr. Geoffrey Ribar, (4) certain changes in director compensation for 2008 and (5) such other updates as are required based on the new record and meeting dates. The proxy card being provided to stockholders reflects Mr. Beguwala standing for re-election as a Class I director. Other than revisions related to these changes, there are no material changes to the information contained in the Proxy Statement.

SiRF Technology Holdings, Inc.

217 Devcon Drive

San Jose, CA 95112

(408) 467-0410

July 7, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of SiRF Technology Holdings, Inc. The meeting will be held at 10:00 a.m., Pacific Time, on Tuesday, August 19, 2008, at the Doubletree Hotel located at 2050 Gateway Place, San Jose, California.

The formal Notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

This year, we are pleased to be using the new U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2007 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2007 Annual Report and a form of proxy card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail. We believe that this new process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by telephone, over the Internet or, if you receive paper copies of the proxy materials, by following the instructions on the proxy card. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely,

Diosdado P. Banatao
Executive Chairman and Interim Chief Executive Officer

SiRF Technology Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, August 19, 2008

To our Stockholders:

SiRF Technology Holdings, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Tuesday, August 19, 2008, at the Doubletree Hotel located at 2050 Gateway Place, San Jose, California.

We are holding this Annual Meeting:

•	to elect two Class I directors to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Only stockholders of record at the close of business on June 23, 2008, are entitled to notice of, and to vote at this meeting and any adjournments or postponements of the Annual Meeting. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 217 Devcon Drive, San Jose, California.

It is important that your shares are represented at this meeting. Even if you plan to attend the meeting, we hope that you will promptly vote and submit your proxy by telephone or over the Internet. If you received a paper copy of a proxy card by mail, you may submit your proxy card for the Annual Meeting by completing, dating, signing and returning your proxy card in the postage-prepaid return envelope provided. This will not limit your rights to attend or vote at the meeting.

By Order of the Board of Directors

Kanwar Chadha
Vice President of Marketing and Secretary

San Jose, California

July 7, 2008

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on August 19, 2008.

Our Proxy Statement for the 2008 Annual Meeting of Stockholders, including the proxy card and our Annual Report for the year ended December 31, 2007 on Form 10-K are available on our website at http://investor.sirf.com/annuals.cfm.

SiRF Technology Holdings, Inc.

217 Devcon Drive

San Jose, California 95112

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of SiRF Technology Holdings, Inc., a Delaware corporation, of proxies to be used at the 2008 Annual Meeting of Stockholders to be held at the Doubletree Hotel located at 2050 Gateway Place, San Jose, California, at 10:00 a.m., Pacific Time, on Tuesday, August 19, 2008, and any adjournments or postponements thereof. We first released this Proxy Statement to our stockholders on or about July 7, 2008.

Appointment of Proxy Holders

Your Board of Directors asks you to appoint Diosdado P. Banatao, Kanwar Chadha and Adam R. Dolinko as your proxy holders to vote your shares at the 2008 Annual Meeting of Stockholders. You make this appointment by voting using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by your Board.

By signing your proxy card, you also authorize your proxy holders to vote your shares on any matters not known by your Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Internet Availability of Proxy Materials

Under the rules recently adopted by the U.S. Securities and Exchange Commission (SEC), we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may access your proxy card to vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about July 7, 2008.

Access of Proxy Materials over the Internet

Your Notice of Internet Availability will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	access a website where you may instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at http://investor.sirf.com/annuals.cfm.

Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

To obtain a Paper Copy of the Proxy Materials

Stockholders receiving a Notice of Internet Availability will find instructions about how to obtain a paper copy of the proxy materials on their notice. All stockholders who do not receive this Notice will receive a paper copy of the proxy materials by mail.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on June 23, 2008, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on June 23, 2008, we had 62,292,582 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of June 23, 2008. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either by mail or in person as described below. Stockholders receiving a Notice of Internet Availability will find instruction about how to vote on their notice.

Voting by Mail. Stockholders who received a paper copy of the proxy card by mail may vote by proxy by completing, dating, signing and returning their proxy card in the postage-prepaid return envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person.

Voting at the Annual Meeting. Voting by proxy card by mail, over the Internet or by telephone will not limit your right to vote at the Annual Meeting, if you decide to attend in person. Your Board recommends that you vote by proxy as it is not practical for most stockholders to attend the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for Class I directors and FOR the ratification of the appointment of the independent registered public accounting firm,

Revocation of Proxies

Whether you submit your proxy by mail, over the Internet or by telephone, you can revoke your proxy at any time before it is exercised in any one of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to SiRF’s Secretary prior to the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote, which means that the two nominees receiving the most affirmative votes will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of June 23, 2008, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If a broker indicates on the enclosed proxy card or its substitute that such broker does not have discretionary authority to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Payment of Costs

SiRF will pay the cost of printing and mailing the notices and proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

IMPORTANT

Please promptly vote and submit your proxy by telephone, over the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

Proposal 1

Election of Directors

Directors and Nominees

Our Bylaws currently provide for a Board of Directors consisting of not less than six nor more than 11 members. We currently have authorized seven directors. On April 17, 2008, Mr. Michael Canning resigned from his position as our President and Chief Executive Officer and from our Board of Directors. Following his resignation we reduced the number of authorized members of our Board from eight to seven and appointed our Chairman of the Board, Diosdado Banatao, as our Executive Chairman and Interim Chief Executive Officer. Our Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•

Our Class I directors are Moiz Beguwala and James Smaha, and their terms expire at the Annual Meeting. Our Nominating and Corporate Governance Committee has determined to waive our policy requiring the resignation of a director upon reaching the age of 72 with respect to Mr. Smaha. Messrs. Beguwala and Smaha have been nominated to continue to serve as Class I directors for three year terms following the Annual Meeting.

•	Our Class II directors are Mohanbir Gyani, Stephen Sherman and Sam Srinivasan, and their terms will expire at the annual meeting of stockholders to be held in 2009.

•	Our Class III directors are Kanwar Chadha and Diosdado Banatao, and their terms will expire at the annual meeting of stockholders to be held in 2010.

Two Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2011 and until their successors are elected and qualified. If a nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Nominating and Corporate Governance Committee to fill the vacancy.

There are no family relationships among any of our directors or executive officers.

The names of the Board of Directors’ two nominees, as selected by the Nominating and Corporate Governance Committee, and certain biographical information about the nominees are set forth below.

Moiz M. Beguwala, age 62, has served as one of our directors since September 2000. Since March 2004, Dr. Beguwala has been an independent consultant. From December 2002 to June 2003, Dr. Beguwala served as our acting Chief Executive Officer. From January 1999 to June 2002, Dr. Beguwala served as Senior Vice President and General Manager Wireless Communications of Conexant and from June 2002 to March 2004 as a Senior Vice President of Conexant. From 1993 to December 1998, Dr. Beguwala held various positions at Rockwell Semiconductor Systems, Inc. Dr. Beguwala is a director of Skyworks Solutions, Inc., a publicly traded company, serving on its Governance Committee, Powerwave Technologies, a publicly traded company, serving on its Compensation Committee, and RF Nano, a privately-held company. Dr. Beguwala graduated magna cum laude from the University of California, Los Angeles with a B.S. in electrical engineering. He also holds an M.S.E.E. and a Ph.D. in electrical engineering from the University of Southern California and an executive M.B.A. degree from the Anderson School of Management at the University of California, Los Angeles.

James M. Smaha, age 73, has served as one of our directors since October 2000. Mr. Smaha spent 30 years in senior management positions in the semiconductor industry, including General Manager of Fairchild Semiconductor Corporation’s Linear Products Division and National Semiconductor Corporation’s Logic Products Division. Since 1989, he served as an independent consultant, including with S3 and interWAVE Communications International Ltd., a telecommunications company. From 1983 to 1989, Mr. Smaha served as President and Executive Vice President of the Semiconductor Group of National Semiconductor Corporation, a semiconductor company. Mr. Smaha graduated with honors from the University of Maine with a B.A. in mathematics.

Vote Required

The two nominees for Class I directors receiving the highest number of affirmative votes will be elected as Class I directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Your Board of Directors recommends a vote FOR the election of the two nominees set forth above as Class I directors of SiRF.

Directors

The following includes information about our other directors:

Class II directors with terms expiring at the 2009 Annual Meeting of Stockholders

Mohanbir Gyani, age 57, has served as one of our directors since October 2005. Since January 2006, Mr. Gyani has served as Vice Chairman of the Board of Roamware, Inc. and has been a private investor since December 2004. He served as Chief Executive Officer and Chairman of Roamware from May 2005 to December 2005. Mr. Gyani was a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless from January 2003 to December 2004. He served as President and Chief Executive Officer of AT&T Wireless Mobility Services from 2000 to January 2003. From 1995 to 1999, Mr. Gyani served as Executive Vice President and Chief Financial Officer of AirTouch Communications. He currently serves on the board of directors of Keynote Systems, Mobile Telesystems, Safeway, Inc., and Union Bank of California, as well as certain private companies. Mr. Gyani holds a B.A. degree in business administration, summa cum laude, from San Francisco State University and an M.B.A. in finance from San Francisco State University.

Stephen C. Sherman, age 64, has served as one of our directors since January 2004. Mr. Sherman is a private investor. From May 2000 to December 2001, Mr. Sherman served as Senior Vice President of Fairchild Semiconductor Corporation, a semiconductor company. From October 1992 to December 2001, Mr. Sherman served as President and Chief Executive Officer of QT Optoelectronics, Inc., an optoelectronics company, until it was acquired by Fairchild Semiconductor Corporation. Mr. Sherman holds a B.S. degree in operations management from Oklahoma State University.

Sam S. Srinivasan, age 63, has served as one of our directors since January 2004. From May 2000 until November 2001, Mr. Srinivasan served as Chief Executive Officer of Health Language, Inc. From May 2000 until March 2002, Mr. Srinivasan served as Chairman of Health Language, Inc. From November 1988 until March 1996, Mr. Srinivasan served as Senior Vice President, Finance and Chief Financial Officer of Cirrus Logic. From May 1984 until November 1988, Mr. Srinivasan served as Director of Internal Audits and subsequently as Corporate Controller of Intel Corporation. Mr. Srinivasan holds an M.B.A. from Case Western Reserve University, Cleveland, Ohio.

Class III directors with terms expiring at the 2010 Annual Meeting of Stockholders

Diosdado P. Banatao, age 62, one of our founders, has served as our Chairman since our inception and has served as our Executive Chairman and Interim Chief Executive Officer since April 2008. Mr. Banatao has served as a managing partner of Tallwood Venture Capital, a venture capital firm, since June 2000. From January 1998 to May 2000, Mr. Banatao served as a venture partner at Mayfield Fund, a venture capital firm. Mr. Banatao founded S3 Incorporated (now SonicBlue Incorporated), a provider of consumer digital entertainment products, where he served as President and Chief Executive Officer from January 1989 until January 1992 and as Chairman from January 1992 to December 1997. Mr. Banatao also co-founded Chips & Technologies and Mostron. Mr. Banatao holds a B.S. in electrical engineering from the Mapua Institute of Technology and an M.S. in electrical engineering and computer science from Stanford University.

Kanwar Chadha, age 48, one of our founders, has served as our Vice President of Marketing and as one of our directors since our inception in February 1995. Prior to founding SiRF, Mr. Chadha served as Director of

Strategic Marketing and as General Manager of the Multimedia Group at S3 from October 1992 to January 1995. From April 1992 to September 1992, Mr. Chadha was a management consultant with S3 and Arcus Technology, a data solutions company. From October 1989 to March 1992, Mr. Chadha served as Chairman of AQuest, Inc., a multimedia company. From October 1983 to September 1989, Mr. Chadha served in various marketing management positions, including Product Line Manager for Coprocessors and i860 RISC Processors, of Intel Corporation. Mr. Chadha holds a B.S. in electrical engineering from the Indian Institute of Technology, New Delhi, an M.S. in computer information systems from the University of Pennsylvania, and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Board Meetings

Our Board of Directors held 13 meetings in 2007. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such directors served on our Board and of the committees on which such director served, except Mr. Banatao, who attended 9 of the 13 board meetings. We do not have a policy regarding directors’ attendance at the Annual Meeting but we encourage our directors to attend the Annual Meeting. Four members of our Board of Directors attended our 2007 Annual Meeting of Stockholders.

Committees of the Board of Directors

Our Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. Our Board of Directors has adopted written charters for each of these committees. Copies of the Audit Committee, Compensation Committee and Nominating and Corporation Governance charters are attached to this proxy statement as Appendices A, B, and C, respectively, and are available on our Investors’ Relations page of our Website (www.sirf.com).

Audit Committee
Number of Members:	3

Current Members and Members in 2007:	Sam Srinivasan, Chairman and Financial Expert Stephen Sherman James Smaha

Number of Meetings in 2007:	8

Functions:	The Audit Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of our financial statements and other financial information, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, and our risk management, cash management, auditing, accounting and financial reporting processes in general. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace our independent auditors; review and pre-approve audit and permissible non-audit services; review the scope of the annual audit; monitor the independent auditors’ relationship with SiRF; and meet with the independent auditors and management to discuss and review our financial statements, internal controls, and auditing, accounting and financial reporting processes.

Compensation Committee
Number of Members:	4

Members in 2007:	Stephen Sherman, Chairman Mohanbir Gyani James Smaha

Current Members:	Stephen Sherman, Chairman Moiz Beguwala Mohanbir Gyani Sam Srinivasan

Number of Meetings in 2007:	10

Functions:	The Compensation Committee’s primary functions are to carry out the Board’s overall responsibility relating to oversight and determination of executive compensation and to assist the Board in establishing the appropriate incentive compensation and equity-based plans for the executive officers and to administer such plans. Other specific duties and responsibilities of the Compensation Committee are to establish and approve annually the compensation for the Chief Executive Officer and other executive officers, establish and modify the terms and conditions of employment of the Chief Executive Officer and other executive officers, and administer SiRF’s stock plans and other compensation plans.

Nominating and Corporate Governance Committee
Number of Members:	3

Members in 2007:	James Smaha, Chairman Stephen Sherman Sam Srinivasan

Current Members:	James Smaha, Chairman Moiz Beguwala Mohanbir Gyani

Number of Meetings in 2007:	4

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to seek, evaluate and select nominees for election to our Board of Directors and to oversee matters of corporate governance. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to make recommendations regarding the size of the Board, review on an annual basis the functioning and effectiveness of the Board, and consider and make recommendations on matters related to the practices, policies and procedures of the Board.

Director Nominations

The Nominating and Corporate Governance Committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by our Board of Directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to our Board of Directors.

Our Board of Directors has as an objective that its membership be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations. Additionally our Board believes in having a majority of independent directors on the Board. As such, a majority of the directors shall be “independent directors” as defined by the rules promulgated by The Nasdaq Stock Market (Nasdaq Rules) and the Securities and Exchange Commission. The Nominating and Corporate Governance Committee’s assessment of Board candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws and the rules and regulations thereunder, and the Nasdaq Rules. Specific consideration shall also be given to:

•	roles and contributions valuable to the business community;

•

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

•

relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; and

•	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

A director’s qualifications in light of these criteria are considered at least each time the director is re-nominated for Board membership. Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify our Secretary or any member of the Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (1) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (2) two days prior to the scheduled date of the annual meeting. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, SiRF Technology Holdings, Inc., 217 Devcon Drive, San Jose, California 95112. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Stockholder Communications with the Board of Directors

Our Chairman and our Chief Executive Officer are responsible for maintaining effective communications with our stockholders, customers, employees, communities, suppliers, creditors, governments, and corporate partners. It is the policy of our Board that management speaks for SiRF. This policy does not preclude independent directors from meeting with stockholders, but management, where appropriate, should be present at such meetings.

Our Board of Directors does have a process for stockholders to send communications to directors. If you wish to communicate with our Board of Directors, you may send your communication in writing to: Secretary, SiRF Technology Holdings, Inc., 217 Devcon Drive, San Jose, California 95112. You must include your name and address in the written communication and indicate whether you are a stockholder of SiRF. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

Director Compensation

Directors who are employees receive no additional compensation for service on our Board of Directors. The following tables set forth the compensation amounts earned by each non-employee director for their service for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash($)	Option Awards ($)(1)(2)	Total($)
Diosdado P. Banatao	$29,250	$322,018	$351,268
Moiz M. Beguwala	$33,000	$314,107	$347,107
Mohanbir Gyani	$39,750	$398,334	$438,084
Stephen C. Sherman	$68,000	$316,437	$384,437
James M. Smaha	$63,750	$293,351	$357,101
Sam S. Srinivasan	$61,750	$318,075	$379,825

(1)	The table below sets forth the aggregate number of option awards held by our non-employee directors as of December 31, 2007.

Name	Option Awards (#)
Diosdado P. Banatao	62,188
Moiz M. Beguwala	75,000
Mohanbir Gyani	86,000
Stephen C. Sherman	107,000
James M. Smaha	84,000
Sam S. Srinivasan	103,500

(2)

These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R). See Note 15 to the Notes of Consolidated Financial Statements in Item 8 in our Annual Report on 10-K for the assumptions made in determining

SFAS 123(R) values. For information regarding the number of stock options held by each non-employee director as of December 31, 2007, see the column “Option Awards #” in the table above. These amounts reflect SiRF Technology’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

Narrative of Director Compensation

We reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings. Our non-employee, or outside, directors receive annual compensation of $18,000 and compensation of $1,500 for each board meeting attended in person and $750 for each board meeting attended via telephone, video or other non-in-person attendance. In addition, the chairperson of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives annual compensation of $15,000, $9,000 and $7,000, respectively. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, other than the committee chairpersons, receives annual compensation of $3,000, $2,000 and $1,500, respectively. Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, video or other non-in-person attendance. As of October 1, 2007, any director who is invited by the Chairman of a committee to attend a committee meeting of which he is not a formal member, is entitled to a meeting fee. In addition, as of October 1, 2007, above meeting fees are paid to members of any ad hoc committee created by the Board.

Directors also are eligible to receive and have received stock options under our 2004 Stock Incentive Plan. Directors whose service on the Board of Director began prior to 2004 were also eligible to receive and have received stock options under our 1995 Stock Plan. The exercise price of stock options to directors is based on the fair market value of the underlying common stock which, under our 2004 Stock Incentive Plan, is equal to the last reported sale price quoted by The Nasdaq Stock Market on the date of grant. In 2007, outside directors received nondiscretionary, automatic grants of nonstatutory stock options under our 2004 Stock Incentive Plan. An outside director is automatically granted an initial option to purchase 50,000 shares upon first becoming a member of our Board of Directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. Immediately following our regularly scheduled annual meetings of stockholders in 2007, each outside director was automatically granted a nonstatutory option to purchase 18,000 shares of our common stock, provided the director has served on our board for at least six months. These options will vest in full on the first anniversary of the grant date or earlier in the event of a change in control.

As a result of Mr. Banatao having assumed the role of Executive Chairman and Interim Chief Executive Officer on April 17, 2008, Mr. Banatao is currently not eligible to receive cash or equity compensation as an outside director and has not been since such date. Also, as further described under “Chief Executive Officer Compensation,” our Interim Chief Executive Officer, Mr. Banatao, has declined to accept any cash or equity compensation for services rendered to us in this capacity.

Based upon the recommendations of the Compensation Committee and the Nominating and Corporate Governance Committee, the Board suspended the grant of a nonstatutory option to purchase 18,000 shares of our common stock that would have been granted to our outside directors following the 2008 Annual Meeting.

Alternatively, the Compensation Committee, in accordance with its charter, and the Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, recommended that the Board approve certain amendments to the outside director equity compensation as provided for under the 2004 Stock Incentive Plan. Based upon these recommendations and the recommendation of the disinterested directors, the Board approved amendments to our 2004 Stock Incentive Plan to provide for the granting of an automatic, nondiscretionary restricted stock unit (RSU) to our outside directors on each regular annual meeting of stockholders commencing with the 2009 annual meeting, provided the director has served on our board for at least six months. The total number of shares to be granted under the RSUs in connection with an annual meeting will be determined by dividing (A) the product of (X) the number of directors then serving on the Board multiplied by (Y) an amount equal to $200,000 less the average cash compensation for the prior calendar year by (B) the fair market value of our common stock on the date of grant. The average cash compensation for the prior calendar year is determined by dividing (A) the total cash compensation earned by the outside directors in the prior calendar year by (B) the number of outside directors for such calendar year. For purposes of this calculation, only outside directors who served for the entire calendar year will be included in determining the average cash compensation for the prior calendar year. The number of shares awarded under each RSU will be allocated as follows: 85% to be allocated equally among the outside directors and an additional 7%, 5% and 3% will be allocated to the Chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, respectively. These RSUs will vest in full on the first anniversary of the grant date or earlier in the event of a change in control, consistent with the vesting terms applicable to prior option grants to outside directors. For purposes of the 2008 Annual Meeting, the Board approved the grant of RSUs according to the foregoing formula on June 25, 2008 to vest on the earlier of the first anniversary of the grant date and the 2009 Annual Meeting.

Compensation Committee Interlocks and Insider Participation

During 2007, Messrs. Gyani, Sherman and Smaha served as members of our Compensation Committee. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview of our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives and our Compensation Committee seeks to align the interests of our stockholders and management by integrating compensation with our annual and long-term corporate and financial objectives. In order to be competitive with compensation offered by technology companies and to motivate and retain existing staff and attract additional qualified personnel, we intend to offer a total compensation package competitive with companies in the semiconductor industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of revenue and operating income. We believe that the performance of our executives in managing SiRF, considered in light of general economic conditions, our company and industry, and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, as we expect the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of SiRF by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Components of our Executive Officer Compensation

To promote these objectives, the components of our executive officer compensation currently consist of base salary, participation in our Employee Profit Sharing Plan, participation in our Executive Performance Compensation Plan and equity awards. Our Compensation Committee evaluates our overall executive compensation package and may make changes to the components of our executive compensation as it deems necessary.

The Compensation Committee reviewed data from different sources to evaluate the competitiveness of our executive base salary, annual incentive awards and long-term incentive awards. In doing these comparisons, the Committee looked at similarly sized semiconductor companies. Based on this review, the Compensation Committee believes SiRF to be mid-market competitive.

Executive Officer Base Salary

Our Compensation Committee reviews salaries recommended by our Chief Executive Officer for executive officers other than our Chief Executive Officer, which will compensate each executive officer for services rendered during the year. Our Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. We also consider market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within our industry. Our Chief Executive Officer, in conjunction with the Compensation Committee, reviews and determines base salary adjustments for the executives reporting directly to the Chief Executive Officer.

Non-Equity Incentive Bonuses

We believe that a portion of executive officer compensation should be contingent upon our performance and an individual’s contribution to our success in meeting corporate and financial objectives. In 2007, our employees participated in our Employee Profit Sharing Plan and certain members of our senior management also participated in our Executive Performance Compensation Plan (EPCP). Bonuses earned in 2007 appear in the Summary Compensation Table under the Non-Equity Plan Compensation column.

•	Profit Sharing Plan

The pool available for bonuses to all employees pursuant to our Employee Profit Sharing Plan in 2007 was based on our achievement of a certain net operating profit as a percentage of total revenue. A bonus percentage applicable to all our employees was determined by dividing the amount allocated to the bonus pool by the aggregate amount of all salaries paid to our employees during 2007. Individual bonus amounts, including those paid to our executive officers, were determined by applying the bonus percentage to each employee’s eligible earnings. In 2007, the bonus pool was $4.4 million and the bonus percentage applicable to all employees, including our executive officers, was 9.5%. Bonuses for 2007 were paid in February 2008. In 2008, the Board of Directors decided to terminate our Employee Profit Sharing Plan and adopted a new plan based on quarterly objectives.

•	Executive Performance Compensation Plan

Our EPCP consists of two components, a bonus plan and an accelerator plan. The pool available for bonuses to certain executives, including our Chief Executive Officer and certain other key executives as determined by our Chief Executive Officer and our Compensation Committee, pursuant to our EPCP is based on our achievement of certain net operating profits as a percentage of total revenue. In 2007, the maximum aggregate bonus pool for such executives under our EPCP was approximately 0.50% of total revenue, 0.25% under the bonus plan and 0.25% under the accelerator plan. A bonus percentage applicable to each executive was based on a sliding scale of the target percentage achieved by SiRF. Individual bonus amounts were determined by applying the bonus percentage to each executive’s base salary and commission, if any, less any bonus amounts paid under our Employee Profit Sharing Plan. In 2007, there were no bonuses paid under the EPCP.

Equity Compensation

Our Compensation Committee administers our 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants equity awards, including options to purchase our common stock with an exercise price equal to the fair market value of a share of the common stock on the date of grant, restricted stock and performance share awards.

We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their ownership of our stock aligns the interests of the executive officers with those of our stockholders. Accordingly, our Compensation Committee when reviewing executive officer compensation also considers equity awards as appropriate. At its discretion, from time to time our Compensation Committee may also grant awards based on individual achievements and the completion of corporate objectives. Our Compensation Committee determines the number of shares underlying each equity award. These awards are based upon the executive officer’s performance, our performance, the executive officer’s role and responsibilities, the executive officer’s base salary, comparison with comparable awards to individuals in similar positions in the industry and the number of shares issuable upon exercise of vested options then held by the executive officer as compared to the number of shares issuable from all options held by the executive.

We generally grant equity awards to our executive officers and other employees once per year. At its discretion, from time to time our Compensation Committee may also grant options based on individual achievements and the completion of corporate objectives. These equity awards are made at a meeting of our Compensation Committee or our Board of Directors on or before the grant date with the grant date being the third trading day after the first quarter earnings release. In the event our trading window does not open following the first quarter earnings release, a majority of the independent members of our Board of Directors will determine if and when to grant these annual equity awards.

In 2007, we entered into performance share award agreements with our named executive officers pursuant to our 2004 Stock Incentive Plan. These awards provide Messrs. Ribar, Chadha, LaValle and Shingal with the opportunity to earn shares of our common stock, the number of which will be determined pursuant to, and subject to the attainment of performance goals and such officers’ continued employment with us through December 31, 2008. The performance goals are determined based on our cumulative revenue growth and cumulative operating income margin over years 2007 and 2008. The number of shares to be earned by Messrs. Ribar, Chadha, LaValle and Shingal range from zero to a maximum of 39,000, 48,000, 39,000 and 48,000 shares, respectively, with the target being 13,000, 16,000, 13,000 and 16,000 shares, respectively, depending on the extent to which the performance goals are met. In granting these performance awards, our Compensation Committee set performance goals that would require significant effort to attain. On April 3, 2008, Mr. Ribar submitted his resignation effective May 8, 2008. As a result, his performance share award agreement was terminated on May 8, 2008 and he will receive no shares under this agreement.

In addition, our employees generally are able to participate in our 2004 Employee Stock Purchase Plan. Under our 2004 Employee Stock Purchase Plan, each employee may contribute up to 15% of their annual salary to purchase a maximum of 1,000 shares of our common stock in a six month period at a discount of 15% to the market price. The number of shares that may be purchased by each participant is also limited by applicable tax laws.

Chief Executive Officer Compensation

Our Compensation Committee meets without the Chief Executive Officer to evaluate his performance and uses the same procedures described above in setting his annual compensation package. Pursuant to the recommendation of the Compensation Committee, Mr. Canning, our former President and Chief Executive Officer, had received an annual base salary in the amount of $400,000 and was eligible to participate in our Employee Profit Sharing Plan and our EPCP. For fiscal year 2007, Mr. Canning earned $38,000 under our Employee Profit Sharing Plan, however, as noted above, he was not awarded a bonus under our EPCP. In reaching its decision regarding Mr. Canning’s compensation at the time, our Compensation Committee considered many factors and focused on (1) our accomplishments and achievements under Mr. Canning’s leadership, including the strength of our financial performance during 2007, (2) a review of compensation paid to presidents and chief executive officers of comparable companies, taking into account relative company size, performance, geographic location and responsibilities, and (3) Mr. Canning’s expected contributions to us in the future.

In addition, we entered into a performance share award agreement with Mr. Canning pursuant to our 2004 Stock Incentive Plan. This award provided Mr. Canning with the opportunity to earn shares of our common stock, the number to have been determined pursuant to, and subject to the attainment of performance goals and his continued employment with us through December 31, 2008. The performance goals are determined based on our cumulative revenue growth and cumulative operating income margin over years 2007 and 2008. The number of shares to be earned by Mr. Canning range from zero to a maximum of 150,000 shares, with the target being 50,000 shares, depending on the extent to which the performance goals were met. In granting this performance award, our Compensation Committee set performance goals that would require significant effort to attain. On April 17, 2008, Mr. Canning submitted his resignation effective as of that date. As a result of his resignation, this performance share award agreement was terminated and he will receive no shares under this agreement.

On April 17, 2008, Mr. Banatao assumed the role of Executive Chairman and Interim Chief Executive Officer. Mr. Banatao did not receive any compensation for assuming this role and he has thus far declined to accept any cash or equity compensation for services rendered to us in this capacity.

Tax Deductibility Considerations

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation to be paid to any of our executive officers for 2008 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Employment, Severance and Change of Control Arrangements

We do not have formal employment agreements with any of our executive officers. We have standard offer letters with each of our named executive officers that set forth each officer’s salary and bonus. The stock options granted to Mr. Canning on August 6, 2003 would have immediately vested as to 50% of the then outstanding unvested shares in the event of a change in control of SiRF and his termination without cause in connection with the change in control. If on December 31, 2007, we had undergone a change of control and Mr. Canning had been terminated without cause, the value attributed to Mr. Canning for the acceleration of these options would have been $0.00 as the options were fully vested on June 16, 2007.

Pursuant to Mr. Canning’s performance share award agreement, in the event of a change in control during the performance period, Mr. Canning will be issued the number of shares of our common stock equal to the number of target shares multiplied by the number of full or partial months of the performance period that have lapsed, divided by 24. These shares are to be delivered no later than two and one-half months after the calendar year in which the change in control occurred. If on December 31, 2007, we had undergone a change of control, Mr. Canning would have received 25,000 shares under this agreement. As previously noted, this agreement was terminated on April 17, 2008, Mr. Canning’s resignation date.

Pursuant to the performance share award agreements for Messrs. Ribar, Chadha, LaValle and Shingal, in the event of a change in control during the performance period of awards, each will be issued the number of shares of our common stock equal to the number of target shares multiplied by the number of full or partial months of the performance period that have lapsed, divided by 24. These shares are to be delivered no later than two and one-half months after the calendar year in which the change in control occurred. If on December 31, 2007, we had undergone a change of control, Messrs. Ribar, Chadha, LaValle and Shingal would have received 6,500, 8,000, 6,500, and 8,000 shares respectively under the performance share award agreements. As previously noted, Mr. Ribar’s agreement terminated on May 8, 2008, his effective resignation date.

Pursuant to Mr. Ribar’s stock option agreement, in the event he is terminated without cause within one year of a change of control, the next six months of unvested shares as of that date will automatically vest. If on December 31, 2007, we had under gone a change of control and Mr. Ribar had been terminated without cause, the value attributed to Mr. Ribar for the acceleration of these options would have been $0 as the exercise price of $30.10 for these options was more than the closing price of our common stock on December 31, 2007. As a result of Mr. Ribar’s resignation, this option agreement will terminate upon the expiration of his post-termination exercise period.

2007 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the year ended December 31, 2007 for our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers as of December 31, 2007 whose total compensation for fiscal 2007 exceeded $100,000, whom we refer to in this proxy statement as the named executive officers. On April 17, 2008, Mr. Canning resigned as our President and Chief Executive Officer, effective immediately. In addition, on April 3, 2008, Mr. Ribar submitted his resignation effective May 8, 2008.

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Michael L. Canning	2007		$400,000						$428,227		$38,000		$6,858		$873,085
President and Chief Executive Officer	2006		$375,000				$94,192		$244,326		$155,026		$6,858		$875,402

Geoffrey Ribar Senior Vice President and Chief Financial Officer	2007 2006	$ $	259,916 235,764			$ $	207,494 201,602	$ $	738,524 597,773	$ $	24,692 79,076	$ $	810 776	$ $	1,231,436 1,114,991

Kanwar Chadha Vice President of Marketing	2007 2006	$ $	250,000 240,000	$ $	2,000 133	$ $	138,577 100,534	$ $	165,203 270,027	$ $	23,750 80,496	$ $	808 769	$ $	580,338 691,959

Atul P. Shingal Vice President of Operations	2007 2006	$ $	257,000 244,250			$ $	138,577 100,534	$ $	79,526 73,037	$ $	24,415 81,922	$ $	810 779	$ $	500,328 500,522

Joseph M. LaValle Vice President of Sales	2007 2006	$ $	268,000 260,344			$ $	112,594 81,684	$ $	50,969 83,647	$ $	25,460 94,363	$ $	2,322 1,818	$ $	459,345 521,856

(1)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R). See Note 15 to the Notes of Consolidated Financial Statements in Item 8 in our Annual Report on 10-K for the assumptions made in determining SFAS 123(R) values. For information regarding the number of stock options and awards held by each executive officer as of December 31, 2007, see the “2007 Outstanding Equity Awards at Fiscal Year-End Table” on page 16. These amounts reflect SiRF Technology’s accounting expense for these awards, and do not correspond to the actual value that may be recognized by the non-employee directors.

Grant of 2007 Plan-Based Awards

The following table sets forth information on incentive plan awards in fiscal year 2007 to the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards; Number of Shares of Stock or Units (#)	All other Option Awards; Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael L. Canning		0	$200,000	$280,000
	4/24/07				0	50,000	150,000				$1,258,000	(3)
	4/24/07								50,000	$25.16	$603,785
Geoffrey Ribar		0	$103,966	$136,456
	4/24/07				0	13,000	39,000				327,080	(3)
	4/24/07								13,000	$25.16	$156,984
Kanwar Chadha		0	$100,000	$131,250
	4/24/07				0	16,000	48,000				402,560	(3)
	4/24/07								16,000	$25.16	$193,211
Atul P. Shingal		0	$102,800	$134,925
	4/24/07				0	16,000	48,000				$402,560	(3)
	4/24/07								16,000	$25.16	$193,211
Joseph M. LaValle		0	$107,200	$140,700
	4/24/07				0	13,000	39,000				$327,080	(3)
	4/24/07								13,000	$25.16	$156,984

(1)	These columns show a range of estimated possible aggregate payouts under our profit sharing plan and our EPCP.

(2)	These columns show the range of payouts targeted under the performance awards as described in the sections titled “Components of Our Executive Officer Compensation—Equity Compensation” and “Chief Executive Officer Compensation” in the Compensation Discussion and Analysis.
(3)	This amount is based upon the target number of shares under the performance award.

Narrative to Summary Compensation Table and Grant of 2007 Plan-Based Awards

See our Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the 2007 Summary Compensation Table and Grants of 2007 Plan-Based Awards were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock grants and performance awards.

Except as otherwise noted, all stock options vest over four years beginning on the grant date, with the first vesting occurring on the first anniversary of the grant date.

2007 Outstanding Equity Awards at Fiscal Year-End Table

The following sets forth information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award, and the option exercise prices and expiration dates for each award.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Michael L. Canning	1,007,000	(2)			$4.00	08/06/2013			50,000	$1,276.000
	20,416	(1)	49,584		$24.49	10/24/2013			50,000	$1,256,500
			50,000	(1)	$25.16	04/24/2013
Geoffrey Ribar	81,548	(1)	88,542		$30.10	01/18/2016			13,000	$326,690
			13,000	(1)	$25.16	04/24/2013	27,000	$678,510
Kanwar Chadha	72,917	(2)			$1.80	02/27/2009			16,000	$402,080
	290,00	(2)			$2.00	04/10/2010	16,000	$402,080
	74,791	(2)			$4.00	12/17/2011
	3,000	(2)			$4.00	12/17/2011
	50,000	(2)			$4.00	11/26/2013
	16,302	(2)			$12.51	12/14/2014
	120,000	(2)			$12.51	12/14/2014
			16,000	(1)	$25.16	04/24/2013
Atul P. Shingal	105,000	(2)			$4,00	7/29/2013			16,000	$402,080
	30,000	(2)			$12.51	12/14/2014	16,000	$402,080
			16,000	(1)	$25.16	04/24/2013
Joseph M. LaValle	63,001	(2)			$4.00	10/30/2013			13,000	$326,690
	15,000	(2)			$12.51	12/14/2014	13,000	$326,080
			13,000	(1)	$25.16	04/24/2013

(1)	Stock Option vests as to 25% on first anniversary of the grant date and monthly thereafter on a pro rata basis.

(2)	Stock Option is fully vested.

2007 Option Exercises and Stock Vesting Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Michael Canning	50,000	$1,400,507
Geoffrey Ribar			3,000	$74,670
Joseph LaValle	25,000	$662,611
Atul Shingal	15,000	$419,625

(1)	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	Amount reflects the aggregate market value of the vested shares on the vesting date.

Pension Benefits

None of our named executives participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executives participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Report of the Compensation Committee

of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by SiRF under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with SiRF’s management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors of SiRF that the Compensation Discussion and Analysis be included in SiRF’s annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted on July 7, 2008, by the members of the Compensation Committee of the Board:

Stephen Sherman

Moiz Beguwala

Mohanbir Gyani

Sam Srinivasan

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of June 23, 2008, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our named executive officers listed in the Summary Compensation Table, (iii) each of our directors and (iv) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o SiRF Technology Holdings, Inc., 217 Devcon Drive, San Jose, California 95112.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 62,292,582 shares outstanding as of June 23, 2008. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after June 23, 2008. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Deutsche Bank AG(1)	5,495,195	8.8%
Entities affiliated with Galleon Management LLC(2)	4,144,700	6.7%

Directors and Named Executive Officers:
Michael L. Canning(3)	230,791	*
Geoffrey Ribar(4)	103,175	*
Kanwar Chadha(5)	1,385,844	2.2%
Atul Shingal(6)	143,954	*
Joseph LaValle(7)	87,953	*
Diosdado P. Banatao(8)	2,689,347	4.3%
Moiz M. Beguwala(9)	78,187	*
Mohanbir Gyani(10)	71,416	*
Stephen C. Sherman(11)	103,062	*
James M. Smaha(12)	81,625	*
Sam S. Srinivasan(13)	104,281	*
All directors and executive officers as a group (11 persons)(14)	5,079,635	8.0%

*	Represents beneficial ownership of less than 1%.

(1)	Principal address is Taunusanlage12, D-60325, Frankfurt am Main Federal Republic of Germany. Based solely on information reported on a Schedule 13G/A are filed with the Securities and Exchange Commission on February 7, 2008 by Deutsche Bank AG. The shares are beneficially owned by the Corporate and Investment Banking business group and the Corporate Investments business group of Deutsche Bank AG and its subsidiaries and affiliates. Each of Deutsche Bank AG and its subsidiaries and affiliates have sole voting and dispositive power over these shares.

(2)	Principal address is 590 Madison Avenue, 34th Floor, New York, NY 10022. Based solely on information reported on a Schedule 13G filed with the Securities and Exchange Commission on May 21, 2008 by entitles affiliated with Galleon Management LLC. These shares consist of 1,176,100 shares beneficially owned by Galleon Management LP, 968,600 shares beneficially owned by Galleon International Management LLC and 2,000,000 shares beneficially owned by Galleon Special Opportunities Management LLC, each with shared voting and dispositive power over its respective shares. As managing member of Galleon Management LLC (the general partner of Galleon Management LP), Galleon International Management LLC and Galleon Special Opportunities Management LLC, Raj Rajaratnam has shared voting dispositive power over these shares and may be deemed to beneficially own these shares.

(3)	Based on information included on a Form 4 filed with the Securities and Exchange Commission on May 5, 2008. Includes 24,791 shares subject to options that are immediately exercisable.

(4)	Based on information included on a Form 4 filed with the Securities and Exchange Commission on January 22, 2008. Includes 98,874 shares subject to options that are immediately exercisable.

(5)	Includes 631,343 shares subject to options that are immediately exercisable and 667 shares subject to options exercisable within 60 days of June 23, 2008. Also includes 38,400 shares held in trust for members of Mr. Chadha’s family.

(6)	Includes 139,333 shares subject to options that are immediately exercisable. Also includes 667 shares subject to options exercisable within 60 days of June 23, 2008.

(7)	Includes 81,521 shares subject to options that are immediately exercisable. Also includes 542 shares subject to options exercisable within 60 days of June 23, 2008.

(8)	Principal address is c/o Tallwood Venture Capital, 400 Hamilton Ave., Suite 200, Palo Alto, California 94301. Based on information reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2008 and a Form 4 filed on June 5, 2008, by Mr. Banatao. Includes 56,677 shares subject to options that are immediately exercisable and 1,854 shares subject to options exercisable within 60 days of June 23, 2008. Also includes 450,000 shares held by the Diosdado Banatao and Maria C. Banatao Living Trust (“Banatao Living Trust”), 1,086,816 shares held by Tallwood Partners LLC, 54,000 shares held by the Banatao Heritage Trust, 900,000 shares held by Tallwood Equities, LLC and 140,000 shares held by the Tallwood Investment Trust IV. The Reporting Person and his spouse are co-trustees of the Banatao Living Trust. The Banatao Living Trust is the managing member of Tallwood Partners LLC and Tallwood Equities, LLC. The Reporting Person is the co-trustee of the Banatao Heritage Trust and disclaims beneficial ownership of the shares held by such trust. The Reporting Person is a beneficiary of the Tallwood Investment Trust IV and disclaims beneficial ownership of the shares held by such trusts, except to the extent of his pecuniary interest.

(9)	Includes 71,562 shares subject to options immediately exercisable. Also includes 625 shares subject to options exercisable within 60 days of June 23, 2008.

(10)	Includes 69,333 shares subject to options immediately exercisable. Also includes 2,083 shares subject to options exercisable within 60 days of June 23, 2008.

(11)	Includes 102,187 shares subject to options immediately exercisable. Also includes 875 shares subject to options exercisable within 60 days of June 23, 2008.

(12)	Includes 79,875 shares subject to options immediately exercisable. Also includes 750 shares subject to options exercisable within 60 days of June 23, 2008.

(13)	Includes 98,343 shares subject to options immediately exercisable. Also includes 938 shares subject to options exercisable within 60 days of June 23, 2008.

(14)	Includes 1,453,839 shares subject to options immediately exercisable. Also includes 9,001 shares subject to options exercisable within 60 days of June 23, 2008.

Certain Relationships and Related Party Transactions

During the year ended December 31, 2007, there were no transactions between SiRF and its directors, executive officers and any holder of five percent or more of SiRF common stock that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Policies and Procedures for Approving Related Party Transactions

All material transactions relating to related party transactions must be approved by our Audit Committee, which is composed of disinterested members of the Board of Directors.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by SiRF under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee oversees SiRF’s financial reporting process on behalf of the Board of Directors. SiRF’s management has the primary responsibility for the financial statements, for maintaining effecting internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing these financial statements in accordance with generally accepted auditing standards and expressing an opinion. In accordance with recently enacted rules and regulations of the Securities and Exchange Commission, the Audit Committee has ultimate authority and responsibility to select, evaluate and compensate SiRF’s independent auditors. The Audit Committee has the authority to engage its own outside advisers, as it determines appropriate.

The Audit Committee, in fulfilling its oversight responsibilities, has reviewed and discussed the audited financial statements in the Annual Report with SiRF’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, its judgments as to the quality, not just the acceptability, of SiRF’s accounting principles and such other matters as are required to be discussed with the Committee by Statements on Auditing Standards No. 61 and No, 90 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. Management has represented, and the independent registered public accounting firm, Ernst & Young, LLP has confirmed to us, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Committee also has discussed with SiRF’s independent registered public accounting firm, with and without the presence of the management, its evaluation of SiRF’s internal accounting controls and the overall quality of SiRF’s financial reporting.

SiRF’s independent registered public accounting firm has provided the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 and has discussed with the Audit Committee their independence. The Audit Committee has established a policy requiring its review and pre-approval of all audit services and non-audit services to be performed by SiRF’s independent registered public accounting firm. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members. In reliance on the reviews and discussions with management and SiRF’s independent registered public accounting firm referred to above, the Committee believes that the non-audit services provided by SiRF’s independent registered public accounting firm are compatible with, and did not impair, auditor independence.

In reliance of the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 filed by SiRF with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of SiRF’s independent registered public accounting firm.

The members of the Audit Committee are independent as defined by the listing standards of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a charter that was approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. The Committee held eight meetings during fiscal year 2007. The Audit Committee members are not professional accountants or auditors. The Audit Committee does include an independent director, Mr. Sam Srinivasan, who is determined by the Board to meet the qualifications of “financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. This designation is an SEC disclosure requirement. It does not impose on him any duties, obligations or liability that are greater than those imposed on him as a member of the Board and the Audit Committee. Mr. Srinivasan’s designation as a “financial expert” does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Respectfully submitted on March 26, 2008, by the members of the Audit Committee of the Board:

Sam Srinivasan, Chairman

Stephen Sherman

James Smaha

Proposal 2

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Your Board has endorsed this appointment. Ernst & Young LLP has audited our consolidated financial statements since 2001. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended December 31, 2007 and 2006, were as follows:

Services Provided	2007	2006
Audit	$1,743,128	$1,063,199
Audit-Related	—	—
Tax	—	—
All Other	6,235	3,750

Total	$1,749,363	$1,066,949

The Audit fees for the years ended December 31, 2007 and 2006 were for the audit of our consolidated financial statements, issuance of consents and assistance with and review of documents filed with the Securities and Exchange Commission.

There were no Audit-Related fees incurred for the years ended December 31, 2007 and 2006.

There were no Tax fees for the years ended December 31, 2007 and 2006.

All Other fees incurred for the years ended December 31, 2007 and 2006 were for an annual on-line subscription fee to Ernst & Young accounting literature.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.

Your Board of Directors recommends a vote FOR ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2008.

Stockholder Proposals for the 2009 Annual Meeting

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholder, the proponent and the proposal must comply with the proxy proposal submission rules of the Securities and Exchange Commission. One of the requirements is that the proposal be received by SiRF’s Secretary no later than November 26, 2008. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 60 days nor more than 90 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 75 days prior to the meeting date, we must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day we mailed notice of the annual meeting date or provided public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting person that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2007 with the exception of the following: a Form 4 due on January 22, 2007 for Mr. Geoffrey Ribar reporting shares withheld by us to fulfill Mr. Ribar’s tax withholding obligation upon the release of restricted stock units was filed on January 29, 2007.

Other Matters

Your Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors.

Kanwar Chadha
Vice President of Marketing and Secretary

San Jose, California

July 7, 2008

SiRF’s 2007 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to SiRF Technology Holdings, Inc. at 217 Devcon Drive, San Jose, California 95112, Attention: Secretary. The request must include a representation by the stockholder that as of June 23, 2008, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A

SIRF TECHNOLOGY HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee of the Board of Directors of the Corporation is to assist Board oversight of (a) the integrity of the Corporation’s financial statements, (b) the Corporation’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Corporation’s independent auditors.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than three members of the Board of Directors, as shall be appointed from time to time by the Board of Directors based on recommendations, if any, from the Nominating and Governance Committee. No Committee member shall simultaneously serve on the audit committees of more than two other public companies.

Compensation. The Board of Directors determines the amount of any fees that Audit committee members received for their services. These fees can include retainers or per meeting fees either in cash or equity. Audit Committee members cannot receive any compensation from the Company except the fees they received for their services as members of the Board of Directors or any committee of the Board of Directors, and except for reimbursement of their expenses.

Chairperson. A chairperson of the Committee (the “Chairperson”) may be designated by the Board of Directors. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings.

Independence and Qualifications. Each member shall meet the applicable independence, financial literacy and experience requirements as may be established from time to time by law and the Nasdaq Stock Market (“Nasdaq”). The Board of Directors shall endeavor to appoint at least one member to the Committee who is a “financial expert” as defined by the SEC.

Delegation. The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent not limited by applicable law or listing standard, shall have the power and authority of the Committee to grant preapprovals of auditing and permitted non-audit services by the independent auditor. Any decision of such a subcommittee shall be presented to the Committee at its next scheduled meeting.

Authority to Retain and Replace Advisors. The Committee shall have the power and authority, at the Corporation’s expense, to retain, replace and compensate independent counsel, accounting and other advisors, as it determines necessary to carry out its duties.

Training. The Committee may, at its sole discretion, commit the Committee and the Corporation’s resources to further the training of Committee members to remain abreast of current accounting and financial management policies, rules and developments.

Annual Performance Evaluation. The Committee shall perform an annual performance evaluation of the Committee and, to the extent the Committee so determines, make recommendations to the Board of Directors for changes or modifications to the Audit Committee Charter.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

With respect to the independent auditors:

1. The Committee shall have the sole authority to appoint or replace the Corporation’s independent auditors (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

2. The Committee shall pre-approve the provision of all auditing and non-audit services by the independent auditors to the Corporation and its subsidiaries and shall also approve all audit engagement fees and terms and all non-audit engagements with the independent auditors.

3. In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence.

4. At least annually, the Committee shall obtain and review a report by the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures

(b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditors and the Corporation, in order to assess the auditors’ independence.

5. The Committee shall review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning all critical accounting policies and practices to be used:

(a)	alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and;

(b)	any other material written communications between the independent auditors and the Corporation’s management.

With respect to the Corporation’s financial statements:

6. The Committee shall discuss the annual audited financial statements and quarterly financial statements with management, the independent auditors, including the Corporation’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s reports filed with the SEC.

7. The Committee shall review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation’s internal controls.

8. In connection with its review of the Corporation’s financial statements, the Committee shall review and discuss with management, the independent auditors the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditors’ judgment about the quality, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

9. The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the independent auditors prior to filing of the Corporation’s Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

10. Based on its review and discussions with management, the independent auditors, the Committee shall recommend to the Board of Directors whether the Corporation’s financial statements should be included in the Corporation’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

11. The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Corporation’s annual stockholders’ meeting proxy statement.

12. The Committee shall generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

With respect to periodic reviews and reports:

13. Periodically, the Committee shall meet separately with each of management, the independent auditors.

14. The Committee shall review with the independent auditors any audit problems or difficulties and management’s response. The review should also include discussion of the responsibilities, budget and staffing of the internal audit function.

15. The Committee shall review, based on the recommendation of the independent auditors and the Corporation’s internal audit function, the scope and plan of the work to be done by the Corporation’s internal audit function, and the results of such work.

16. The Committee shall discuss the Corporation’s policies with respect to risk assessment and risk management.

17. Periodically, the Committee shall review with management, the independent auditors the adequacy and effectiveness of the Corporation’s systems and controls for monitoring and managing legal and regulatory compliance. The Committee shall also periodically review the Corporation’s policies and procedures regarding compliance with the Corporation’s Code of Business Conduct and Ethics.

18. The Committee shall communicate to the Board of Directors any issues with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the independent audit function.

With respect to other matters:

19. The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Corporation’s employees of concerns regarding accounting or auditing matters.

20. The Committee shall establish the Corporation’s hiring policies for employees or former employees of the Corporation’s independent auditors.

APPENDIX B

SIRF TECHNOLOGY HOLDINGS, INC.

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee of the Board of Directors of the Corporation is to:

1. carry out the Board’s overall responsibility relating to compensation of executive officers of the Corporation;

2. assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Corporation’s executive officers and to administer such plans;

3. produce an annual report on executive compensation for inclusion in the Corporation’s annual proxy statement; and

4. perform such other duties and responsibilities enumerated in and consistent with this Charter.

Membership and Procedures

Membership and Appointment. The Committee shall consist of not fewer than three members of the Board, with the exact number being determined by the Board. Members of the Committee shall be appointed from time to time by the Board based upon the recommendations of the Nominating and Corporate Governance Committee of the Board, if any.

Independence. Each member shall meet the independence and outside director requirements of applicable tax and securities laws and regulations and stock market rules.

Delegation. The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Authority to Retain Advisors. In the course of its duties, the Committee shall have the sole authority, at the Corporation’s expense, to retain and terminate compensation consultants and other advisor as the Committee may deem appropriate, including the sole authority to approve any such advisor’s fees and other retention terms.

Evaluation. The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board.

Duties and Responsibilities

The following shall be the common recurring duties of the Committee in carrying out its oversight functions. The duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

The Compensation Committee shall:

1. Review and approve corporate goals and objectives relevant to the compensation of the Corporation’s chief executive officer (“CEO”) and other officers who are reporting persons under Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (“Officers”).

2. Evaluate the CEO’s and Officers’ performance in light of such goals and objectives at least annually and communicate the results to the chief executive officer and the Board.

3. Based on the evaluation in 2. above, establish and approve annually or to make recommendations annually to the Board for approval by the independent members of the Board for the CEO and Officers, the compensation levels for those persons, including, as applicable, (a) base salary, (b) bonus, (c) long-term incentive and equity compensation, and (d) any other compensation, perquisites, and special or supplemental benefits.

4. In determining the long-term incentive component of the CEO’s and Officers’ compensation, consider, among other items, the Corporation’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies, and the compensation provided to the CEO and Officers in the past.

5. In consultation with the CEO, review and make recommendations to the Board regarding guidelines for the review of the performance and the establishment of compensation policies for all other employees of the Corporation and for the delegation to executive officers of the Corporation of the determination of compensation for all employees of the Corporation who are not executive officers.

6. Establish and modify the terms and conditions of employment of the CEO and Officers, by contract or otherwise.

7. Determine, within parameters that may be established by the independent and disinterested members of the entire Board, the provisions of any contracts for the CEO and Officers that will govern the situation in which severance payments will be due upon change in control situations.

8. Make recommendations to the full Board regarding the fees and other compensation to be paid to members of the Board for their service as directors and as members of committees of the Board.

9. Provide oversight of management’s decisions concerning the performance and compensation of other officers of the Corporation.

10. Assist the Board in developing and evaluating potential candidates for executive positions, including the CEO, and oversee the development of executive succession plans.

11. Administer the stock plans of the Corporation in accordance with the terms of such plans.

12. Oversee the administration of the Corporation’s other employee benefit plans.

13. Maintain sole discretionary authority to interpret provisions of the Corporation’s executive compensation plans.

14. Establish all rules necessary or appropriate for implementing and conducting the Corporation’s executive compensation plans.

15. Determine, as applicable in connection with the Corporation’s stock plans, such matters as eligibility for participation; persons to receive awards; the amount, form and other terms and conditions of awards; the form of agreements pertaining to such awards; the manner and form of deferral elections; or, when appropriate, the authorization of the Corporation’s purchase of its stock for allocation to the accounts of persons to whom awards have been made under such plans. The Committee may delegate to the Corporation’s Chief Executive Officer the authority to carry out all of the powers of the Committee to grant options and issue awards under the Corporation’s stock plans to employees or consultants of the Corporation or any subsidiary thereof who are not members of the Board, the CEO or Officers; provided, that no such grant or award shall exceed the maximum number of shares that may be awarded to individuals and/or in the aggregate in any fiscal quarter or year as the Committee shall direct from time to time, and all grants or awards shall be at an exercise or grant price per share at least equal to fair market value on the date of such grant or award.

16. Review the Corporation’s incentive compensation and other equity-based plans and practices and recommend changes in such plans and practices to the Board.

17. Administer the other equity-based compensation plans that may be adopted from time to time by the Board, including the Corporation’s Employee Stock Purchase Plan and 401(k) Plan(s).

18. Approve equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards.

19. Prepare the Compensation Committee report on executive compensation as required by SEC rules for inclusion in the Corporation’s annual proxy statement or annual report on Form 10-K filed with the SEC.

20. Perform such other activities and functions related to executive compensation as may be assigned from time to time by the Board.

APPENDIX C

SIRF TECHNOLOGY HOLDINGS, INC.

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Board Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of SiRF Technology Holdings, Inc. (the “Corporation”) is to seek and recommend to the Board qualified candidates for election or appointment to the Board, as well as recommend members of the Board to chair committees established by the Board. In addition, the Committee is to oversee matters of corporate governance, including the evaluation of the Board’s performance and processes, and assignment and rotation of members of the committees established by the Board.

Membership and Procedures

Membership and Appointment. The Committee shall comprise not fewer than three members of the Board, as shall be appointed from time to time by the Board based on recommendations from the Committee.

The members of the Committee shall be appointed by the Board of Directors upon the recommendation of the Committee.

Removal of Members. The entire Committee or any individual Committee member may be removed from such Committee with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign from the Committee effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary or the entire Board (unless the notice specifies a later time for the effectiveness of such resignation). The Board may appoint a qualified successor to take office when such resignation becomes effective.

Chairperson. A chairperson of the Committee (the “Chairperson”) may be designated by the Board. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership. The Chairperson shall determine the agenda, the frequency and the length of meetings and shall have unlimited access to management and information. Such Chairperson shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

Secretary. The Committee may appoint a Secretary whose duties and responsibilities shall be to keep full and complete records of the proceedings of the Committee for the purposes of reporting Committee activities to the Board and to perform all other duties as may from time to time be assigned to him or her by the Committee, or otherwise at the direction of a Committee member. The Secretary need not be a Director.

Independence and Qualifications. Each member shall be an “independent director” as defined by the rules promulgated by the Nasdaq Stock Market (“Nasdaq Rules”), as amended, and shall satisfy all applicable independence requirements under the federal securities laws or rules thereunder.

Delegation. The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more members of the Committee. Any such subcommittee, to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law or listing standard, shall have and may exercise all the powers and authority of the Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Committee or the Board of Directors when required.

Meetings. The Committee shall meet at the call of the Chairperson. Meetings may be held in conjunction with regularly scheduled meetings of the Board or otherwise. Notice of meetings shall be given in accordance with the provisions of the Corporation’s Bylaws.

Authority to Retain Advisers. In the course of its duties, the Committee shall have sole authority, at the Corporation’s expense, to engage and terminate search firms, as the Committee deems advisable, to identify Director candidates, including the sole authority to approve the search firm’s fees and other retention terms.

Annual Performance Evaluation. The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board. In addition, the Committee shall lead the Board in an annual self-evaluation process, including the self-evaluation of each Board committee, and report its conclusions and any further recommendations to the Board.

Duties and Responsibilities

The following shall be the common recurring duties and responsibilities of the Committee. These duties and responsibilities are set forth below as a guide with the understanding that the Committee may alter or supplement them as appropriate.

1. Annually, the Committee shall evaluate and select the director nominees of the Corporation to be considered for election at the annual general meeting of stockholders. The Committee shall also select nominees to the Board with respect to filling vacancies on the Board. The criteria used by the Committee to evaluate and to select director nominees shall be the Board Membership Criteria as set forth in the Corporate Governance Guidelines. The Committee shall have the sole authority and shall be granted the resources to retain independent advisers, such as search firms, in order to assist the Committee in identifying and selecting nominees. Such authority shall include the sole authority to approve such advisor’s fees and other retention terms. Notwithstanding anything to the contrary contained herein, if the Corporation is required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of any such directors are not subject to the powers or oversight of this Committee, except to the extent that any such director shall be subject to the Corporate Governance Guidelines and the Code of Ethics and Business Conduct of the Corporation and general oversight of this Committee.

2. The Committee shall review and make recommendations to the Board with respect to candidates for director proposed by stockholders of the Corporation.

3. The Committee shall consider and make recommendations to the Board concerning the appropriate size of the Board.

4. The Committee shall formulate and recommend to the Board a list of corporate governance guidelines, which shall address, at a minimum, director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and annual performance evaluation of the Board (the “Corporate Governance Guidelines”). The Committee shall from time to time or as necessary recommend to the Board any revisions to the Corporate Governance Guidelines that the Committee deems appropriate or to ensure compliance with applicable securities law and regulations and stock market rules.

5. The Committee shall formulate and recommend to the Board a code of business conduct and ethics for directors, officers and employees of the Corporation, which shall address, at a minimum, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, rules and regulations (including insider trading laws), and encouraging the reporting of any illegal or unethical behavior (the “Code of Ethics and Business Conduct”). The Committee shall from time to time or as necessary recommend to the Board any revisions to the Code of Ethics and Business Conduct that the Committee deems appropriate or to ensure compliance with applicable securities laws and regulations and stock market rules.

6. The Committee shall review on an annual basis the functioning and effectiveness of the Board, its committees and its individual members, and to the extent the Committee deems appropriate, recommend changes to increase the effectiveness of the Board and its committees.

7. The Committee shall consider and make recommendations on matters related to the practices, policies and procedures of the Board.

8. The Committee shall perform such other activities and functions related to the selection and nomination of directors and corporate governance as may be assigned from time to time by the Board.

9. Notwithstanding anything to the contrary contained herein, if the Corporation is required by contract or otherwise to provide third parties with the ability to nominate directors, the selection and nomination of any such directors are not subject to the powers or oversight of this Committee, except to the extent that any such director shall be subject to the Corporate Governance Guidelines and the Code of Ethics and Business Conduct of the Corporation and general oversight of this Committee.

10. In performing any of its duties and responsibilities, the Committee may consult with the Corporation’s internal or outside legal counsel and shall have the sole authority and shall be granted the resources to retain independent legal counsel, which shall include the sole authority to approve any such counsel’s fees and other retention terms.

Reports

1. The Committee may, as it desires, prepare or cause the preparation of a report for inclusion in the Corporation’s annual proxy statement.

2. The Committee shall submit any recommendations for changes to the Committee’s Charter to the full Board for approval.

3. The Committee shall maintain minutes of its meetings and regularly report its activities to the Board.

Reliance on Information Provided

In adopting this Charter, the Board acknowledges that the Committee members are not necessarily legal experts and are not providing any expert or special assurance as to the Corporation’s legal compliance. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the corporate governance and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

Amendment

This Charter and any provision contained herein may be amended or repealed by the Board.

X Votes must be indicated (x) in Black or Blue ink.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

FOR all nominees WITHHELD for all nominees

To elect

01 Moiz Beguwala

02 James Smaha

as Class I directors of the Company to serve until

the 2011 Annual Meeting or until their successors

are duly elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below):

*Exceptions

FOR AGAINST ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as the

Company’s independent registered public accounting

firm for the year ending December 31, 2008.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposal 2, the ratification of the appointment of the

Company’s independent registered public accounting firm for 2008.

Signature Signature Date

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PROXY

SIRF TECHNOLOGY HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes DIOSDADO P. BANATAO, KANWAR CHADHA and ADAM DOLINKO, as

Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of

SiRF Technology Holdings, Inc. (the “Company”) to be held at the Doubletree Hotel located at 2050 Gateway

Place, San Jose, California, at 10:00 a.m., Pacific Time, on Tuesday, August 19, 2008, or at any postponement or adjournment thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposal 2, the ratification of the appointment of the Company’s independent registered public accounting firm for 2008,

and in accordance with the discretion of the Proxies on any other matters as may properly come before the

Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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